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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 19, 2000


                          MARKET FINANCIAL CORPORATION
                         ------------------------------
             (Exact name of registrant as specified in its charter)




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
                   OHIO                                       000-22255                           31-1462464
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(State or other jurisdiction of incorporation)           (Commission File No.)               (IRS Employer I.D. No.)
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                  7522 Hamilton Avenue, Mt. Healthy, Ohio 45231
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:          (513) 521-9772
                                                    ----------------------------




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Item 5.  Other Events.
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         On September 19, 2000, Peoples Community Bancorp, Inc. ("Peoples"), a
Delaware corporation headquartered in Lebanon, Ohio, Peoples Community Bank ("Peoples Bank"), a federal savings bank and wholly-owned subsidiary of Peoples, Market Financial Corporation ("Market"), an Ohio corporation headquartered in Mount Healthy, Ohio, and Market Bank ("Market Bank"), an Ohio savings and loan association and wholly-owned subsidiary of Market, entered into an Agreement and Plan of Reorganization (the "Agreement") (including an Agreement of Merger) which sets forth the terms and conditions under which Market will merge with and into Peoples (the "Merger"). Following consummation of the Merger, Peoples shall cause Market Bank to merge with and into Peoples Bank.

         The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations and procedures set forth in the Agreement, each share of common stock of Market ("Market Common Stock") outstanding immediately prior to the effective time of the Merger shall be cancelled and extinguished. Each of such shares (other than (i) shares as to which dissenters' rights have been asserted in accordance with Ohio law and (ii) any shares held by Market (including treasury shares) or Peoples or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger, and without any further action by the holder thereof, be converted into and represent the right to receive, at the election of the holder thereof:

         (i) the number of shares of common stock of Peoples ("Peoples Common Stock") which is equal to the quotient, rounded to four decimal places (the "Exchange Ratio") determined by dividing $13.00 by the daily average of the closing price per share of Peoples Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by an authoritative source), as of the close of trading for each of the 20 trading days ending at the close of business on the business day immediately preceding the effective time of the Merger, or

         (ii) a cash amount equal to $13.00 per share of Market Common Stock,

subject to an overall requirement that 50% of the total outstanding Market Common Stock be exchanged for cash and 50% of the total outstanding Market Common Stock be exchanged for Peoples Common Stock.

         Consummation of the Merger is subject to the approval of the stockholders of Market and Peoples and the receipt of all required regulatory approvals, as well as other customary conditions.

         The Agreement and the press release issued by Peoples and Market on September 19, 2000 regarding the Merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.

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         Peoples and Market will be filing relevant documents concerning the
Merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov. In addition, documents filed with the SEC by Market will be available free of charge from the Secretary of Market at 7522 Hamilton Avenue, Mt. Healthy, Ohio 45231, telephone (513) 521-9772. Documents filed with the SEC by Peoples will be available free of charge from the Secretary of Peoples at 11
S. Broadway, Lebanon, Ohio 45036, telephone (513) 932-3876. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Peoples and Market and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED FROM THE RESPECTIVE COMPANIES.

         This Form 8-K does not constitute an offer of any securities for sale.

Item 7.  Financial Statements and Exhibits.
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                  (a) and (b).  Not applicable.
                  (c)      Exhibits.
                           See Index to Exhibits.

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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 MARKET FINANCIAL CORPORATION



                                                 By:  /s/ John T. Larimer
                                                      --------------------------
                                                      John T. Larimer, President


Date:  September 22, 2000

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                                INDEX TO EXHIBITS
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   Exhibit Number                        Description
   --------------                        -----------

         2 Agreement and Plan of Reorganization, dated as of September 19, 2000, by and among Peoples Community Bancorp, Inc., Peoples Community Bank, Market Financial Corporation and Market Bank (including the related Agreement of Merger attached as Appendix A thereto)

         99       Press Release dated September 19, 2000


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